Exhibit 15.1
[PricewaterhouseCoopers Zhong Tian CPAs Limited Company Letterhead]
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos.333-114752 and 333-124893) of Linktone Ltd. of our report dated June 30, 2008, except for the effects of the discontinued operations as discussed in note 6 to which the date is June 19, 2009 relating to the consolidated financial statements, which appears in this Form 20-F.
/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company
PricewaterhouseCoopers Zhong Tian CPAs Limited Company
Shanghai, the People’s Republic of China
June 29, 2010